Exhibit 10.29
SELLING AGENCY AGREEMENT
FOR CRYOPORT, INC. STOCK AND WARRANTS
     This Agency Agreement is entered into by and between CRYOPORT, INC., a Nevada corporation (the “Company”), and EMERGENT FINANCIAL GROUP, INC. (the “Selling Agent”) as of July 27, 2010.
     1. DESCRIPTION OF OFFERING.
          (a) The Company proposes to issue in a private placement to accredited investors only units consisting of a share of the Company’s common stock and a warrant to purchase an additional share of such stock (the “Securities”). The exercise price for the warrant is contemplated to be 1105 of the unit price and the unit is expected to be priced at a level based on the trading prices for the company’s common stock.
          (b) The company has engaged Maxim Group LLC (“Maxim Group”) to act as an agent for the Company to solicit subscriptions for the Securities and proposes to also engage your firm on a non-exclusive basis to solicit additional subscriptions for the Securities. The Company contemplates an aggregate of approximately $5,000,000 of the Securities being offered (the “Offering”).
     2. APPOINTMENT OF AGENT. On the basis of the warranties, representations and agreements of the parties hereto, and the satisfaction of the conditions set forth herein, the Company hereby appoints the Selling Agent, and the Selling Agent hereby accepts such appointment, to act as the Company’s agent in connection with the offer and sale of the Securities, on a best efforts basis, which appointment will be for the period set forth in Section 6 below. The Selling Agent will use its best efforts to solicit the subscription for the Securities from investors who are accredited investors.
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Selling Agent as follows:
          (a) The Company has provided to the Selling Agent a Confidential Offering Term Sheet (the “Term Sheet”) with respect to the Offering together with subscription documents for subscription of the Securities (such Term Sheet, subscription documents and the publicly available reports regarding the Company filed with the Securities and Exchange Commission are referred to herein as the “Offering Documents”) for an offering under Rule 506 to purchasers that are all “accredited investors” within the meaning of Regulation D under the Securities Act of 1933 (the “Act”). The Company will also prepare and, subject to prior review by the Selling Agent’s legal counsel, file a Form D and all other documents required to comply with applicable exemptions from federal registration and state blue sky qualification with the Securities and Exchange Commission and blue sky authorities of such states as may be requested by the Selling Agent. The Offering Documents and Form D will be subject to the Selling Agent’s approval.
          (b) As of the Commencement Date of the solicitation (as defined in Section 6 below) and until and as of the date of each Closing (as hereinafter defined), the Offering Documents will (i) contain all material statements which are required to be made therein in accordance with the Act and the Rules and Regulations for an offering under Rule 506 to purchasers that are all “accredited investors” within the meaning of Regulation D; (ii) in all material respects conform to the applicable requirements of the Act and of the Rules and Regulations adopted under the Act (the “Rules and Regulations”) for an offering under Rule 506 to purchasers that are all “accredited investors” within the meaning of Regulation D; and (iii) not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties in this paragraph shall not apply to statements or omissions made in reliance upon written information furnished to the Company by the Selling Agent (or Maxim) expressly for use in preparation of the Offering Documents.
          (c) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada, with full power and authority to own its properties and conduct its business, as described herein and in the Memorandum.
          (d) The Company is duly qualified to do business as a foreign entity and is in good standing in all states or jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification and the failure to be so qualified would have a materially adverse effect on the Company’s business.
          (e) The Company has full legal power, right and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered on behalf of the Company and it is the valid and binding obligation of the Company, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, to the exercise of judicial discretion as to the availability of equitable remedies such as specific performance and injunction and subject, as to enforcement of the indemnification provisions, to limitations under applicable securities laws.
          (f) Except as is set forth in the Offering Documents, the Company has all licenses, certificates, permits and other approvals from governmental authorities necessary for the conduct of its business as it is currently being carried on and as is described in the Memorandum, except those which would not have a material adverse effect on the Company if not obtained.
          (g) Except as described in the Offering Documents, on the date of each Closing, the Company will own or possess all patents, patent applications, trademarks,

service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of its business as it is currently being carried on and as is anticipated being carried on, except those which would not have a material adverse effect on the business of the Company if not obtained, and has not received any notice of conflict with the asserted rights of others in respect thereof. Except as described in the Offering Documents, to the best of the Company’s knowledge after due inquiry previously performed in the ordinary course of business, no name which the Company uses and no other aspect of the business of the Company involves or gives rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others.
          (h) Since the respective dates as of which information is given in the Offering Documents and other than as herein or therein contemplated (i) the Company has not incurred any material liabilities or obligations, contingent or otherwise, not in the ordinary course of business, (ii) the Company has not paid or declared any dividend or other distribution with respect to its outstanding equity interests, (iii) there has not been any change in the capitalization or any material increase in the long-term debt of the Company, or any issuance of equity interests in the Company or of options, warrants, or rights to purchase capital stock of the Company, with the exception of warrants or S-8 shares issued in lieu of cash payments, for services, bonuses or as part of compensation to board members, advisory board members, key employees, consultants and employees of consultants, and senior debt holders as principle or interest payments, (iv) no material loss or damage (whether or not insured) to the property of the Company has been sustained, (v) no material legal or governmental proceeding, domestic or foreign, affecting the Company or the transactions contemplated by this Agreement as been instituted or threatened; and (vi) there has not been any material adverse change in the business, condition (financial and other) or properties of the Company.
          (i) The Company is not in breach, default or violation of, and the consummation of the transactions contemplated will not result in any breach of, any of the terms or conditions of, or constitute a default or violation under, (i) the articles of incorporation, bylaws or other governing organizational of the Company, (ii) any material indenture, agreement or other instrument to which the Company is now a party, or, (iii) except for such breaches, defaults or violations which would not have a material adverse effect on the Company, any law or any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency having jurisdiction over the Company or its property.
          (j) No approval, authorization, consent or order of any governmental or public board or body, other than in connection with or in compliance with the provisions of the Act and the securities laws of various jurisdictions, is legally required for the sale of the Securities by the Company.
          (k) Except as described in the Offering Documents, there are no pending, threatened or contemplated actions, suits or proceedings before or by any court or governmental agency, authority or body, or any arbitrator to which the Company is a party or of which the business or property of the Company is subject, which are not ordinary, routine and incidental to the business of the Company or which might result in any material adverse change in the business condition (financial and other) or properties of the Company.
          (l) As of the date hereof, the authorized capitalization of the Company consists of 250,000,000 shares of common stock. As of the date hereof the issued and outstanding capitalization of the Company consists of 8,150,250 shares of common stock. All outstanding securities of the Company have been duly authorized, validly issued and fully paid and are non-assessable and have been issued pursuant to valid exemptions from the registration requirements of the Act and appropriate state blue sky laws. The capitalization of the Company conforms to the description thereof contained under the Offering Documents. The Company will immediately notify the Selling Agent in writing of any changes to the information set forth above.
          (m) Except as described in the Offering Documents or as contemplated thereby, there are (i) no other outstanding warrants, options, convertible securities, rights to subscribe for or purchase any capital or other securities from the Company, (ii) so far as known to the Company, no voting trusts or voting agreements among, or irrevocable proxies executed by, members of the Company, (iii) no existing rights of any person or members to require the Company to register any securities of the Company or to participate with the Company in any registration by the Company of its ; (iv) so far as known to the Company, no agreement among members of the Company providing for the purchase or sale of membership interests in the Company, and (v) no obligations (contingent or otherwise) of the Company to purchase, redeem, or otherwise acquire membership interests in the Company or any interest therein or pay any dividend or make any other distribution in respect thereof.
          (n) The Company has good and marketable title, free and clear of all liens, encumbrances and equities, and of all charges or claims, to all of the real and personal property owned by it, except as described in the Offering Documents and except liens, encumbrances and equities, and charges or claims, which are not material in the aggregate and do not materially affect the value of such property or interfere with the conduct of its business. Except as stated in the Offering Documents, the Company has valid and binding leases to all of the real and personal property described in the Offering Documents as under lease to it with such exceptions as do not materially interfere with the conduct of its business.

          (o) The Company has filed all necessary federal, state, and foreign income and franchise tax returns and has paid all taxes shown as due thereon, and the Company has received no notice of any material tax deficiency that has been asserted against the Company.
          (p) The Company has all requisite power and authority to issue, sell and deliver the Securities. The Company has duly taken all required action for the due and proper authorization, issuance, sale and delivery of such shares. No preemptive rights of shareholders of the Company exist with respect to the issuance and sale of shares by the Company. No security holder of the Company possesses any registration rights, except as described in the Offering Documents.
          (q) The Company has no subsidiaries, with the exception of CryoPort Systems, Inc., its operating company, which is wholly owned, and is not affiliated with any other company or business entity, except as explicitly stated in the Offering Documents.
          (r) The historical financial statements of the Company, together with the related schedules and notes, set forth in the Offering Documents, fairly present the financial position and the results of operations of the Cy at the respective dates and for the respective periods to which they apply. All historical financial statements of the Company set forth in the Offering Documents have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated, except as may be otherwise stated therein and except as the financial statements for the interim periods are subject to year-end adjustments.
          (s) Except as disclosed in the Offering Documents and for the rights of the Selling Agent as set forth in this Agreement, no person is entitled, directly or indirectly, to compensation from the Company or the Selling Agent for services as a finder in connection with the transactions contemplated by this Agreement.
          (t) No labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent which could reasonably be expected to have a material adverse effect on the conduct of the business, operations, financial condition or income of the Company.
          (u) The Company has no defined benefit pension plan or other plan promulgated pursuant to, or which is intended to comply with the provisions of, the Employee Retirement Income Security Act of 1974, except as disclosed in the Offering Documents.
          (v) The Company maintains insurance, which is in full force and effect, of the types and in the amounts adequate for its business and in line with the insurance maintained by similar companies and businesses.

          (w) The Company has not sold any securities in violation of the Act or any state securities laws and the Company has not engaged in any “general advertising or solicitation” (as such term is interpreted under the Act) in connection with the Offering.
          (x) Subject to the Selling Agent’s compliance with applicable securities laws, the offer, sale, issuance and delivery of the Securities are or will be in compliance with the requirements for the use of Rule 506 of Regulation D promulgated under the Act for an offering to purchasers that are all “accredited investors” within the meaning of Regulation D and exempt from the registration and prospectus delivery requirements of the Act.
     4. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:
          (a) The Company will promptly deliver to the Selling Agent and its counsel copies of the Offering Documents and each amendment or supplement thereto. The Selling Agent is authorized on behalf of the Company to use and distribute copies of the Offering Documents in connection with the solicitation of the Subscriptions in the Offering as, and to the extent, permitted by federal and applicable state securities laws.
          (b) The Company will promptly notify the Selling Agent, by telephone and in writing of (i) the issuance of any stop order suspending the sale of the Securities, or of the institution or notice of intended institution of any action or proceeding for that purpose, and (ii) any other communication directed to the Company by any public authority relating to the possible suspension of the qualification of the offer and sale of the Securities in any state.
          (c) Until the Termination Date, if any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Selling Agent, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or the Selling Agent, to supplement or amend the Offering Documents in order to make the Offering Documents not misleading in light of the circumstances existing at the time it is delivered to a potential purchaser of the Securities, the company will forthwith prepare an amended or supplemented Offering Documents (in form satisfactory to counsel for the Selling Agent) so that the amended or supplemented Offering Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Offering Documents are so amended or supplemented, not misleading.
          (d) The Company shall pay, or cause to be paid, all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, all expenses incident to the delivery of the Securities, the fees and expenses of counsel and accountants for the Company, the cost of filing the Form D and amendments thereto, and the cost of all blue sky compliance and filings.
     5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SELLING AGENT. The Selling Agent hereby represents and warrants to the Company as follows:
          (a) the Selling Agent is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and will maintain such good standing status during the term of this Agreement. No proceedings are pending or, to the best of the Selling Agent’s knowledge, threatened that, in any way, may revoke or limit the Selling Agent’s authority to commence the Offering, including, but not limited to, any proceedings or actions by FINRA, the Securities and Exchange Commission, the Minnesota Department of Commerce or any other applicable state blue sky authorities.
          (b) The Selling Agent is a licensed broker-dealer in good standing under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and the laws and regulations of Minnesota and such other states where the Securities may be offered or sold by the Selling Agent and the Company will not be disqualified from relying on Rule 505 of Regulation D by reason of the application of Rule 505(b)(2)(iii) to the Offering due to any act or omission of the Selling Agent or any of its directors, officers or employees. The representatives employed by or contracting with the Selling Agent are duly licensed by FINRA, and are duly licensed in each of the states in which offers, offers for sale, or sales of the Securities will be made.
          (c) The Selling Agent will not solicit subscriptions by any form of general solicitation or general advertising within the meaning of Rule 502(c) or Regulation D and will not solicit subscriptions, other than on the basis of the Offering Documents. The Selling Agent acknowledges that its solicitation efforts are to be directed to holders the Selling Agent believes are accredited investors, as defined in Rule 501 of Regulation D.
          (d) The Selling Agent agrees to provide to each person or investor solicited by the Selling Agent a copy of the Term Sheet. In connection with the Offering, the Selling Agent will not use any solicitation material other than the Offering Documents and will not represent to any person or investor any material facts relating to the Offering, the Company or the business of the Company, including its future prospects, unless such facts are contained in the Offering Documents or have been provided to the Selling Agent in writing by the Company specifically for such purpose.
          (e) The Selling Agent has full power, right and authority to enter into this Agreement, this Agreement has been duly authorized, executed and delivered by the Selling Agent and it is the valid and binding obligation of the Selling Agent, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, to the exercise of judicial discretion as to the availability of equitable remedies such as specific performance and injunction, and subject, as to enforcement of the indemnification provisions, to limitations under applicable securities laws.
     6. SOLICITATION PERIOD. Subject to applicable law, the Selling Agent shall commence the solicitation of prospective investors as soon as is reasonably practicable following the date on which the Term Sheet is approved for release to potential investors by both parties to this Agreement (the “Commencement Date”) and, unless otherwise terminated hereunder, shall continue to solicit such exercise until the termination contemplated under the engagement agreement between the Company and Maxim.
     7. DELIVERY, PAYMENT AND CLOSING.
          (a) The Selling Agent shall require the subscribers in the Offering to complete the subscription documentation supplied for that purpose by the company.
          (b) All proceeds form the sale of the Securities shall be paid to JP Morgan Chase Bank as escrow agent pursuant to the wire instructions set forth in Exhibit C attached to the Securities Purchase Agreement included in the Offering Documents.
          (c) The Company shall promptly deliver stock certificates and Warrants to the subscribers solicited by Selling Agent promptly following acceptance of a subscription and provide to Selling Agent copies of such certificates and Warrants and the transmittal to the subscriber.
     8. SOLICITATION COMPENSATION.
          (a) The Selling Agent shall receive from the Company seven percent (75) of the gross proceeds received from the acceptance of subscriptions solicited by Selling Agent as a compensation for acting as selling agent. Such compensation is to be due and payable by the Cy to the Selling Agent in immediately available funds within ten days following the acceptance of the subscription.
          (b) Promptly following the completion of the Offering, the Selling Agent (or its designees) shall receive a warrant to purchase a number of shares of the Company equal to seven percent (7%) of the aggregate number of shares sold or purchasable upon exercise of the Warrant included in the Securities with respect to subscriptions solicited by the Selling Agent in the Offering. Such warrant shall have a term of expiring five years following issuance, provide an exercise price per share equal to the exercise price of the Warrant included in the Securities and include a cashless exercise provision. The Company acknowledges that the Selling Agent will in the future transfer the warrant granted to it pursuant to the terms hereof to its various brokers that participated in the Offering. The Company hereby agrees, to the extent permitted by applicable law, to permit the transfer of such warrant to such brokers by the Selling Agent and to work with the Selling Agent in facilitating such transfer.
          (c) The Company shall also reimburse the Selling Agent for the costs incurred by the Selling Agent for legal fees and expenses related to the Offering, including the preparation of this Agreement. Such reimbursement shall not exceed the sum of $5,000 and shall be made promptly after submission by the Selling Agent to the Company of evidence of the expense.
     9. INDEMNIFICATION.
          (a) The Company (to the extent that it is not limited by judgment of a proper court of law under the Act) shall indemnify and hold harmless the Selling Agent, and each person who controls (as such term is defined by Rule 405 under the Act) the Selling Agent within the meaning of the Act, against any losses, claims, damages or liabilities, joint and several, to which the Selling Agent or such controlling persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any inaccuracy in, or breach of, the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and the Company will reimburse the Selling Agent and each such controlling person for any legal or other expenses reasonably incurred by such Selling Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred; provided, however, that the Company will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Selling Agent specifically fur use in the preparation of the Offering Documents or any additions or supplements thereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any form of the Offering Documents but eliminated or remedied by amendment or supplement to the Offering Documents, such indemnity agreement shall not inure to the benefit of the Selling Agent or each such controlling person with respect to any loss, liability, claim or damage asserted by any person who purchased the Securities which are the subject thereof, if the Offering Documents was so amended or supplemented prior to such acceptance of the subscription.
          (b) The Selling Agent (to the extent that it is not limited by judgment of a proper court of law under the Act), will indemnify and hold harmless the Company, each person who controls (as such term is defined under Rule 405 under the Act) the Company within the meaning of the Act, each of its directors, and each of its officers, against any losses, claims, damages or liabilities, joint and several, to which the Company, any such controlling person, director or officer may become subject under the act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in the Offering Documents, in reliance upon and in conformity with written information furnished to the Company by the Selling Agent specifically for use in the preparation thereof; and the Selling Agent will reimburse the company, any such controlling person, director or office for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred. This indemnity agreement will be in addition to any liability which the Selling Agent may otherwise have.
          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under the Section, notify each indemnifying party in writing of the commencement thereof. The indemnification provided for in this Section 9 shall not be available to any party who fails to so notify each indemnifying party to the extent that the indemnifying party to whom notification was not given was unaware of the action to which the notification would have related and was prejudiced by the failure to notify; provided, however, that the omission to so notify each indemnifying party will not relieve any indemnifying party from any liability which it may have to any indemnified party otherwise than under this section. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, and selection of counsel satisfactory to the indemnified party, the indemnifying party shall not be liable to such indemnified party under this section/ for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) As an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding as to which indemnification hereunder is sought, the Company will reimburse the Selling Agent on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Selling Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is ultimately held to have been improper, the Selling Agent shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the base rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank (“Prime Rate”). Any such interim reimbursement payments which are not made to the Selling Agent within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.
          (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 9(a) or 9(b) is for any reason held, by a court of competent jurisdiction, to be unenforceable as to any party entitled to indemnity, the Company and the Selling Agent, or any controlling person of the foregoing, shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and the Selling Agent, or any controlling person of the foregoing, may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Selling Agent on the other form the offering contemplated hereby or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Selling Agent on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Selling Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total sales commissions received by the Selling Agent. The relative fault of the Company, on the one hand, and of the Selling Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation or guilty of misstating or misrepresenting a material fact or failing to state a material fact shall be entitled to contribution, as to any liability arising from such fraudulent misrepresentation or omission, from any person who was not guilty of such fraudulent or other misrepresentation or omission.
     10. TERMINATION. The Selling Agent shall have the right to terminate its obligations under this Agreement by giving the Company notice as hereinafter specified at any time on or prior to the termination of the Offering if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, if there shall have been a breach of any warranty or representation of the Company contained herein, or because any other conditions of the Selling Agent’s obligations set forth herein are not fulfilled. The Company shall have the right to terminate this Agreement by giving the Selling Agent notice as hereinafter specified at any time on or prior to termination of the Offering if the Selling Agent shall have failed, refused or been unable to perform any agreement on its part to be performed, if there shall have been a breach of any warranty or representation of the Selling Agent contained herein, or because any other conditions of the Company’s obligations set forth herein are not fulfilled. Except as provided in Section 11, any such termination shall be without liability of any party to any other party.
     11. REPRESENTATIONS AND AGREEMENTS TO SURVIVE. The respective covenants, agreements, representations and warranties of the Company and the Selling Agent hereunder, as set forth in, or made pursuant to this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any such party or any of its directors or officers or any controlling person, and shall survive delivery of and payment for the Securities. The obligation to pay the compensation and expense reimbursement provided for in Section 8, the expense payment provisions contained in Section 4(d), the indemnification and contribution agreements contained in Section 9 and this Section 11 shall also survive any termination of this Agreement.
     12. NOTICES. Except as otherwise expressly provided in this Agreement or duly noticed hereunder, all notices and other communications hereunder shall be in writing and, if given to the Selling Agent, shall be mailed, delivered or faxed and confirmed to Emergent Financial Group, Inc., Attention: Carlene Cooke and to the Company at the addresses set forth on the signature page hereof.
     13. MISCELLANEOUS. This Agreement shall inure to the benefit of and be binding upon the successors of the Selling Agent and of the Company. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their successors, and the controlling persons and directors and officers referred to in Section 9, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision hereof. The term “successors” shall not include any purchaser of the Securities merely by reason of such purchase. No subrogee of a benefited party shall be entitled to any benefits hereunder. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the matters contemplated by this Agreement and supersedes all prior and contemporaneous agreements and understandings between the parties with respect to the matters contemplated by this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to such state’s choice of laws provisions.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CRYOPORT, INC.
By:	/s/ Catherine Doll
	Name:	Catherine Doll
	Title:	Chief Financial Officer

Address:	20382 Barents Sea Circle Lake Forest, CA 92630

With copy to:	Mark Ziebell Snell & Wilmer L.L.P. 600 Anton Boulevard Suite 1400 Costa Mesa, CA 92626

EMERGENT FINANCIAL GROUP, INC.
By:	/s/ Peter Voldness
	Name:	Peter Voldness
	Title:	Chief Executive Officer

Address:	3600 American Boulevard West Suite 670 Bloomington, MN 55431

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